Exhibit 99.1

Aon Reports Third Quarter and Nine Months 2003 Results

CHICAGO, IL — November 4, 2003 - Aon Corporation (NYSE: AOC) today reported third quarter and nine months 2003 results.

Third Quarter and Nine Months Review

Third quarter net income from continuing operations was $140 million or $0.44 per share compared with $121 million or $0.43 per share in 2002 before World Trade Center (WTC) items.  Nine months net income from continuing operations before WTC items grew to $477 million or $1.50 per share from $289 million or $1.03 per share in 2002.

Reported net income per share for the third quarter was $0.36 compared with $0.46 in 2002.  Nine months reported results increased to $1.30 per share from $1.03 per share in 2002.

Third quarter losses from discontinued operations were $0.08 and $0.01 per share in 2003 and 2002, respectively.  Nine months comparable losses were $0.11 and $0.04 per share. The automobile finance service business that is being discontinued has been in run-off since first quarter 2001 (see below).  WTC items were zero and a positive $0.04 per share, respectively, in third quarter 2003 and 2002.  Similar nine months WTC comparisons were a negative $0.09 per share and a positive $0.04 per share.

Patrick G. Ryan, chairman and CEO of Aon Corporation, said, “Our international brokerage and U.S. reinsurance businesses drove organic revenue growth in the quarter, which was tempered by lower than expected revenue in claims services and Americas brokerage.  Overall brokerage results did not achieve our internal targets, and we will be implementing additional and more aggressive actions to improve both top and bottom line performance.”

Mr. Ryan added, “Consulting results have been pressured by the challenging economic environment, but I believe we are poised to improve our profitability in this business, especially if the employment picture begins to improve.  Operating income in our underwriting business was up from unusually low levels a year ago, and we are seeing the benefits of our back-to-basics strategy.”

Third Quarter Segment Review

This press release contains references to certain non-GAAP financial measures.  The company believes that these financial measures provide additional indicators of performance that investors can use in evaluating the company’s results.  The financial information attached to this press release contains a reconciliation of such financial measures to the relevant GAAP amounts.

Risk and Insurance Brokerage Services third quarter revenue grew 10% to $1.37 billion.  Organic revenue growth for the total segment was 7%.  Within the segment, International brokerage had the best organic revenue growth at 16%, followed by Reinsurance brokerage at 8%, driven mostly by good U.S. results.  Americas brokerage grew 4% and Claims services revenues declined 10% on an organic basis.

Pretax income was $187 million compared to $209 million in third quarter 2002, and the pretax margin was 13.6% versus 16.8% a year ago.  Excluding a favorable $18 million WTC item in third quarter 2002, prior year pretax income was $191 million and the pretax margin was 15.3%.

Third quarter margin comparisons versus the prior year were negatively affected by the following items: a $25 million increase in pension costs, a $22 million decline in investment income and a $10 million decrease in claims services pretax income.  As previously reported, management is taking actions to improve the long-term financial performance of Claims services and is evaluating strategic options.  Brokerage results were also negatively affected by a stock-based incentive adjustment ($7 million pretax).  The adjustment did not have a material impact on prior results and will not affect future periods.

Consulting revenue rose 6% to $286 million. Benefits, compensation, management and communications consulting achieved 3% organic revenue growth in a challenging environment.  Human resource outsourcing revenues declined 8% on an organic basis due mostly to reduced headcount at many client organizations. Third quarter human resource outsourcing comparisons included the large AT&T contract for the first time in both the current and prior year periods.

Pretax income was $20 million compared with $26 million one year ago, and the pretax margin was 7.0% versus 9.7%.  The margin decline is primarily due to a previously reported change in the allocation method ($4 million pretax) for centrally controlled costs, which was implemented in first quarter 2003.  The previously noted stock-based incentive adjustment also reduced consulting segment pretax income by $3 million.

Insurance Underwriting revenue increased 3% to $742 million in third quarter 2003.  Total underwriting segment organic revenue growth, based on written premiums, was also 3%.

Accident and health (A&H) insurance revenues declined 4% on an organic basis, due in part to the previously reported exiting of Latin American and other non-core businesses.  Warranty, credit and select property and casualty organic revenue growth was 11%.

Pretax income increased 41% to $58 million, compared with third quarter 2002.  Pretax margins grew to 7.8% from 5.7%.  The “back-to-basics” focus in A&H underwriting improved the benefits payout ratio, which contributed to the margin increase.  The benefits ratio also improved in the warranty business, but worsened in the select property and casualty portfolio due to a $21 million pretax ($0.04 per share) loss from the run-off of National Program Services, Inc. (NPS) business (a matter previously reported in 2002).  Third quarter 2002 results included costs from the previously planned spin-off of the underwriting businesses.

The pretax margin was negatively affected by the decline in investment income year-to-year.  The decline was partially attributed to the run-off of deposit-type contracts, which also lowered benefits to policyholders.

The statutory capital and surplus of the underwriting group has improved substantially during the past year, and it is anticipated that dividend payments to the parent company will resume in 2004.

Corporate and Other segment revenue of $14 million improved from $8 million in third quarter 2002, due mostly to improved equity investment results.

The Corporate and Other segment pretax loss improved to $28 million from a pretax loss of $51 million a year ago, largely due to improved revenues and lower general expenses, which were negatively impacted in the prior year by spin-off plan costs. Revenues and expenses related to the run-off of the automobile finance service business have been reclassified from the Corporate and Other segment to discontinued operations, beginning with the third quarter 2003 presentation (see below).

Other Items

Defined benefit pension costs increased by approximately $31 million pretax ($0.06 per share) in third quarter 2003 compared to a year ago on a consolidated basis.  After netting the effect of currency hedges, the positive impact of foreign currency translations was approximately $0.02 per share in the quarter.

Discontinued Operations

Aon decided in third quarter 2003 that it will sell its automobile finance servicing business, which has been in run-off since first quarter 2001.  Based on this decision, the operating results from prior periods attributable to this unit have been reclassified as discontinued operations.  The loss recorded in third quarter 2003 for discontinued operations is comprised of operating losses ($0.03 per share) and a loss from the revaluation of the business ($0.05 per share).

As previously reported, operating losses from these operations were $16 million pretax ($0.03 per share) in the first half of 2003, and $12 million pretax ($0.03 per share) in the first half of 2002.

Financial Strength Highlights

Total debt decreased $227 million from June 30, 2003 to approximately $1.5 billion at September 30, 2003.  Stockholders’ equity increased to approximately $4.4 billion.  Total debt and preferred securities as a percentage of total capital improved to 34% from 37% at June 30, 2003.

Approximately 90% of Aon’s investment portfolio at quarter end was in short-term and fixed maturities.  More than 96% of the fixed income securities were investment grade.

WTC Property Insurance Claim

In November 2003, Aon reached a final settlement of approximately $200 million for its WTC property insurance claim.  A cash payment of approximately $92 million is expected during fourth quarter 2003, in addition to the $108 million already collected.  The final accounting treatment will be determined prior to the release of fourth quarter 2003 earnings.

Additional Accounting and Disclosure Changes

In May 2003, the Financial Accounting Standards Board (FASB) issued FAS Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  This Statement established standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity.

On October 29, 2003, FASB indefinitely deferred the application of certain portions of FAS 150.  As a result of this deferral and additional analysis, Aon will not reclassify to liabilities its Trust Preferred Capital Securities ($702 million) and Redeemable Preferred Stock ($50 million), or the minority interest and preferred dividends related to these securities.  Aon’s third quarter 2003 financial statement presentation of these items is therefore consistent with second quarter 2003 and prior periods.

Future Outlook

Mr. Ryan commented, “We had lower than expected revenue growth and income in the quarter in our brokerage business.  Excluding WTC and special items, the nine months pretax brokerage margin declined slightly from a year ago (14.2% versus 14.3%), and the comparable full year margin may not exceed the 15.2% margin achieved in 2002.”

Mr. Ryan added, “Seasonally, the fourth quarter is Aon’s best, particularly in our brokerage and consulting businesses.  A majority of analysts forecast fourth quarter earnings per share to be within a range of $0.54 to $0.58, and we are comfortable with that range, before any benefit from the WTC settlement, based on our current outlook of continuing operations.  Nine months 2003 earnings per share from continuing operations were $1.50 before WTC charges ($0.09 per share).”

“We have an outstanding team of professionals, a tremendous client franchise and industry-leading resources.  We intend to impose a dramatically increased level of discipline around our operations, with a clear goal of increasing financial returns for our stockholders.”

The Company will host an audio webcast today at 10:00 a.m. (CST) that can be accessed at www.aon.com.

Aon Corporation (www.aon.com) is a holding company that is comprised of a family of insurance brokerage, consulting and insurance underwriting subsidiaries.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors.  Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, pension funding, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure, and the timing and resolution of related insurance and reinsurance issues relating to the events of September 11, 2001.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission.

###

Investor Contact:	Sean O’Neill
Vice President, Financial Relations
312-381-3983

Or

Media Contact:	Al Orendorff
Director, Public Relations
312-381-3153

Aon Corporation

Consolidated Summary of Operations

	Third Quarter Ended			Nine Months Ended
(millions except per share data)	Sept. 30, 2003	Sept. 30, 2002	Percent Change	Sept. 30, 2003	Sept. 30, 2002	Percent Change
Revenue
Brokerage commissions and fees	$1,660	$1,547	7%	$5,041	$4,493	12%
Premiums and other	673	607	11	1,940	1,780	9
Investment income	58	88	(34)	228	171	33
Total revenue	2,391	2,242	7	7,209	6,444	12

Expenses
General expenses	1,745	1,640	6	5,247	4,754	10
Benefits to policyholders	367	350	5	1,037	1,055	(2)
Interest expense	24	32	(25)	79	91	(13)
Amortization of intangible assets	18	13	38	46	38	21
Unusual charges (credits) - World Trade Center	—	(18)	(100)	46	(18)	N/A
Total expenses	2,154	2,017	7	6,455	5,920	9

Income From Continuing Operations Before Income Tax and Minority Interest	237	225	5	754	524	44
Provision for income tax (37% in 2003 and 2002)	88	83	6	279	194	44
Income From Continuing Operations Before Minority Interest	149	142	5	475	330	44
Minority interest - 8.205% trust preferred capital securities	(9)	(10)	N/A	(27)	(30)	N/A
Income From Continuing Operations	140	132	6	448	300	49

Loss From Discontinued Operations, net of tax	(25)	(4)	N/A	(35)	(12)	N/A

Net Income	$115	$128	(10)%	$413	$288	43%
Preferred stock dividends	(1)	(1)	—	(2)	(2)	—
Net Income Available for Common Stockholders	$114	$127	(10)%	$411	$286	44%

Basic Per Share:
Income from continuing operations	$0.44	$0.47	(6)%	$1.41	$1.08	30%
Discontinued operations	(0.08)	(0.01)	N/A	(0.11)	(0.04)	N/A
Net income	$0.36	$0.46	(22)%	$1.30	$1.04	25%

Dilutive Per Share:
Income from continuing operations	$0.44	$0.47	(6)%	$1.41	$1.07	32%
Discontinued operations	(0.08)	(0.01)	N/A	(0.11)	(0.04)	N/A
Net income	$0.36	$0.46	(22)%	$1.30	$1.03	26%

Dilutive average common and common equivalent shares outstanding	318.6	277.1		317.3	277.2

Aon Corporation

Segments - Third Quarter Continuing Operations

	Third Quarter Ended
(millions)	Sept. 30, 2003	Sept. 30, 2002	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (1)	Organic Revenue Growth (2)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$562	$534	5%	1%	—%	—%	4%
Risk management and insurance brokerage - International	478	403	19	8	(2)	(3)	16
Reinsurance brokerage and related services	232	210	10	2	—	—	8
Claims services	98	100	(2)	3	8	(3)	(10)
Total risk and insurance brokerage services	1,370	1,247	10	4	—	(1)	7
Consulting
Benefits, compensation, management and communications consulting	214	193	11	4	—	4	3
Human resource outsourcing	72	76	(5)	1	—	2	(8)
Total consulting	286	269	6	3	—	3	—
Insurance underwriting
Accident & health and life	416	415	—	3	2	(1)	(4)
Warranty, credit and property & casualty	326	303	8	2	(4)	(1)	11
Total insurance underwriting	742	718	3	2	(1)	(1)	3

Total operating segments	2,398	2,234	7	3	—	(1)	5

Corporate and other	14	8	75	N/A	N/A	N/A	N/A

Intersegment revenues	(21)	—	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,391	$2,242	7%	3%	1%	(2)%	5%

Investment Income (Included in Revenue above)
Risk and insurance brokerage services	$16	$38	(58)%
Consulting	—	—	—
Insurance underwriting excluding deposit-type contracts	27	35	(23)
Insurance underwriting - deposit-type contracts	1	7	(86)
Corporate and other	14	8	75
Total investment income	$58	$88	(34)%

Income (Loss) From Continuing Operations Before Income Tax and Minority Interest
Risk and insurance brokerage services (3)	$187	$209	(11)%
Consulting	20	26	(23)
Insurance underwriting	58	41	41
Total operating segments	265	276	(4)%
Corporate and other	(28)	(51)	N/A
Total income from continuing operations before income tax and minority interest	$237	$225	5%

Income From Continuing Operations Before Income Tax - Margins
Risk and insurance brokerage services	13.6%	16.8%
Consulting	7.0%	9.7%
Insurance underwriting	7.8%	5.7%
Total operating segments	11.1%	12.4%

(1)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(2)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (1).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

(3)          Includes World Trade Center related credits of $18 million for the third quarter ended September 30, 2002.

Aon Corporation

Segments - Year-to-date Continuing Operations

	Nine Months Ended
(millions)	Sept. 30, 2003	Sept. 30, 2002	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (1)	Organic Revenue Growth (2)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$1,659	$1,499	11%	—%	1%	—%	10%
Risk management and insurance brokerage - International	1,509	1,236	22	12	—	(2)	12
Reinsurance brokerage and related services	700	601	16	5	—	(1)	12
Claims services	300	283	6	3	—	2	1
Total risk and insurance brokerage services	4,168	3,619	15	5	—	—	10
Consulting
Benefits, compensation, management and communications consulting	647	570	14	5	—	4	5
Human resource outsourcing	215	180	19	2	—	4	13
Total consulting	862	750	15	4	—	4	7
Insurance underwriting
Accident & health and life	1,192	1,245	(4)	3	(4)	(3)	—
Warranty, credit and property & casualty	951	872	9	3	(2)	(9)	17
Total insurance underwriting	2,143	2,117	1	3	(3)	(7)	8

Total operating segments	7,173	6,486	11	4	(1)	(1)	9

Corporate and other	85	(42)	N/A	N/A	N/A	N/A	N/A

Intersegment revenues	(49)	—	N/A	N/A	N/A	N/A	N/A
Total revenue	$7,209	$6,444	12%	4%	(1)%	—%	9%

Investment Income (Included in Revenue above)
Risk and insurance brokerage services	$56	$87	(36)%
Consulting	1	1	—
Insurance underwriting excluding deposit-type contracts	82	96	(15)
Insurance underwriting - deposit-type contracts	4	29	(86)
Corporate and other	85	(42)	N/A
Total investment income	$228	$171	33%

Income (Loss) From Continuing Operations Before Income Tax and Minority Interest
Risk and insurance brokerage services (3)	$592	$542	9%
Consulting	61	76	(20)
Insurance underwriting	185	111	67
Total operating segments	838	729	15%
Corporate and other	(84)	(205)	N/A
Total income from continuing operations before income tax and minority interest	$754	$524	44%

Income From Continuing Operations Before Income Tax - Margins
Risk and insurance brokerage services	14.2%	15.0%
Consulting	7.1%	10.1%
Insurance underwriting	8.6%	5.2%
Total operating segments	11.7%	11.2%

(1)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(2)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (1).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

(3)          Includes World Trade Center related credits of $18 million for the nine months ended September 30, 2002.

Aon Corporation

Corporate and Other - Continuing Operations

	Third Quarter Ended			Nine Months Ended
(millions)	Sept. 30, 2003	Sept. 30, 2002	Percent Change	Sept. 30, 2003	Sept. 30, 2002	Percent Change
Revenue
Income from marketable equity securities and other investments (1)	$12	$8	50%	$101	$14	+500%
Limited partnership investments	1	—	N/A	1	14	(93)
Interest on tax refund	—	—	—	—	48	(100)
Net gain (loss) on disposals and related expenses (2)	1	—	N/A	(17)	(118)	N/A
Total revenue	14	8	75	85	(42)	N/A

Expenses
General expenses	18	27	(33)	44	72	(39)
Interest expense	24	32	(25)	79	91	(13)
Unusual charges - World Trade Center	—	—	—	46	—	N/A
Total expenses	42	59	(29)	169	163	4

Loss from continuing operations before income tax	$(28)	$(51)	N/A %	$(84)	$(205)	N/A %

(1)          Includes loss of $2 million and income of $64 million related to changes in the value of warrants held by the company in Endurance Specialty for the third quarter and nine months ended September 30, 2003, respectively, as well as $8 million and $28 million from a common equity interest in Endurance for the third quarter and nine months ended September 30, 2003, respectively.

(2)          Includes impairment writedowns of $1 million and $11 million for the third quarters ended September 30, 2003 and 2002, respectively, and $34 million and $120 million (including $51 million cumulative adjustment relating to prior financial reporting periods) for the nine months ended September 30, 2003 and 2002, respectively.